Exhibit 16




                     FORTNER, BAYENS, LENKULICH
                            AND CO., P.C.







Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

     We were previously principal accountants for Vail Banks, Inc. and on February 20, 1998, we reported on the consolidated balance sheets of Vail Banks, Inc. and Subsidiary ("VBI") as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. On January 15, 1999, we were dismissed as principal accountants of VBI. We have read VBI's statements included under Item 4 of its Form 8-K for January 15, 1999 and we agree with such statements.

               /s/ Fortner, Bayens, Lenkulich & Co., P.C.


Denver, Colorado
January 21, 1999





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